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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 BIOQUEST, INC.,


                           BIOQUEST ACQUISITION CORP.


                                       AND

                                  BIOKEYS, INC.
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                                TABLE OF CONTENTS

I.  THE MERGER.................................................................1
         1.01  The Merger......................................................1
         1.02  Preliminary Actions.............................................2
         1.03. Conversion of Capital Stock by Merger...........................2
         1.04. Exchange of Certificates........................................3
         1.05. Lost Certificates...............................................4
         1.06. The Closing.....................................................4
         1.07. Stockholder Approval and Voting of Shares.......................4

II.  THE SURVIVING CORPORATION.................................................4
         2.01. Certification of Incorporation & Bylaws.........................4
         2.02. Surviving Corporation...........................................5
         2.03. Directors and Officers; Insurance...............................5

III.  REPRESENTATIONS AND WARRANTIES OF BIOKEYS................................6
         3.01.  Organization and Qualification.................................6
         3.02.  Corporate Records..............................................6
         3.03.  Capitalization.................................................6
         3.04.  Books and Records..............................................7
         3.05.  Subsidiaries and Investments...................................7
         3.06.  Authority Relative to this Agreement...........................7
         3.07.  Non-Contravention; Approvals and Consents......................7
         3.08.  Financial Statements...........................................8
         3.09.  Absence of Undisclosed Liabilities.............................8
         3.10.  Absence of Sales and Customers.................................8
         3.11.  Contracts......................................................8
         3.12.  No Material Restrictions.......................................9
         3.13.  Title to Assets................................................9
         3.14.  Related Party Transactions.....................................9
         3.15   Compensation of Employees......................................9
         3.16   Employee Relations.............................................9
         3.17.  Legal Proceedings.............................................10
         3.18.  Environmental Compliance......................................10
         3.19.  Insurance.....................................................10
         3.20.  Intellectual Property.........................................10
         3.21.  Bank Accounts and Powers of Attorney..........................12
         3.22.  Corporate and Fictitious Names................................12
         3.23.  Absence of Certain Changes or Events..........................12
         3.24.  Compliance with Laws and Orders...............................13
         3.25.  Compliance with Agreements; Certain Agreements................14
         3.26.  Employee Benefit Plans........................................14
         3.27.  Brokers.......................................................14


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         3.28.  Consents Without Any Condition................................14
         3.29.  Tax Matters...................................................14
         3.30.  OSHA..........................................................15
         3.31.  Immigration Matters...........................................15
         3.32.  Information Supplied..........................................15

IV.  REPRESENTATIONS AND WARRANTIES
         OF BIOQUEST AND MERGER SUB...........................................16
         4.01.  Organization and Qualification................................16
         4.02.  Corporate Records.............................................16
         4.03.  Capitalization................................................16
         4.04.  Books and Records.............................................17
         4.05.  Subsidiaries and Investments..................................17
         4.06.  Authority Relative to this Agreement..........................17
         4.07.  Non-Contravention; Approvals and Consents.....................17
         4.08.  Financial Statements..........................................18
         4.09.  Absence of Undisclosed Liabilities............................18
         4.10.  Absence of Sales and Customers................................19
         4.11.  Contracts.....................................................19
         4.12.  No Material Restrictions......................................19
         4.13.  Title to Assets...............................................19
         4.14.  Related Party Transactions....................................19
         4.15   Compensation of Employees.....................................20
         4.16   Employee Relations............................................20
         4.17.  Legal Proceedings.............................................20
         4.18.  Environmental Compliance......................................20
         4.19.  Insurance.....................................................21
         4.20.  Intellectual Property.........................................21
         4.21.  Bank Accounts and Powers of Attorney..........................22
         4.22.  Corporate and Fictitious Names................................22
         4.23.  Absence of Certain Changes or Events..........................22
         4.24.  Compliance with Laws and Orders...............................24
         4.25.  Compliance with Agreements; Certain Agreements................24
         4.26.  Employee Benefit Plans........................................24
         4.27.  Brokers.......................................................25
         4.28.  Consents Without Any Condition................................25
         4.29.  Tax Matters...................................................25
         4.30.  OSHA..........................................................26
         4.31.  Immigration Matters...........................................26
         4.32.  Information Supplied..........................................26

V.  COVENANTS.................................................................27
         5.01.  Information Statement.........................................27


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         5.02.  Stockholder Approval..........................................27
         5.03.  Access to Information.........................................27
         5.04.   Public Disclosure............................................28
         5.05.   Approvals....................................................28
         5.06.   Notification of Certain Matters..............................28
         5.07.   Additional Documents and Further Assurances..................28
         5.08.   Maintenance of Business......................................28
         5.09.   Conduct of Business; Restrictions............................28
         5.10.   Confidentiality..............................................30
         5.11.   Directors' and Officers' Insurance...........................30
         5.12.   Necessary Actions............................................31
         5.13.   Agreement Among Stockholders.................................31
         5.14.   Interim Financing............................................31

VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF
         BIOQUEST AND MERGER SUB..............................................31
         6.01.   Accuracy of Representations and Warranties...................31
         6.02.   Performance of Agreements....................................31
         6.03.   Opinion of Counsel for Biokeys...............................32
         6.04.   Compliance Certificate.......................................32
         6.05.   Material Adverse Change......................................32
         6.06.   Approvals and Consents.......................................32
         6.07.   Proceedings and Documents; Secretary's Certificate...........32
         6.08.   Compliance With Laws.........................................32
         6.09.   Shareholder Approval.........................................32
         6.10.   Legal Proceedings............................................32
         6.11.   Employment Arrangements......................................33
         6.12.   Consents to the Merger.......................................33
         6.13.   Delivery of Financial Statements.............................33
         6.14.   Satisfactory Due Diligence...................................33
         6.15.   Opinion of Tax Counsel.......................................33

VII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF
         BIOKEYS..............................................................33
         7.01.   Accuracy of Representations and Warranties...................33
         7.02.   Performance of Agreements....................................34
         7.03.   Opinion of Counsel...........................................34
         7.04.   Compliance Certificate.......................................34
         7.05.   Legal Proceedings............................................34
         7.06.   Material Adverse Change......................................34
         7.07.   Approvals and Consents.......................................34
         7.08.   Compliance with Laws.........................................34
         7.09.   Shareholder Approval.........................................34


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         7.10.   Employment Arrangements......................................35
         7.11.   Satisfactory Due Diligence...................................35
         7.12.   Proceedings and Documents; Secretary's Certificate...........35
         7.13.   Consents to the Merger.......................................35
         7.14.   Delivery of Financial Statements.............................35
         7.15.   Opinion of Tax Counsel.......................................35

XIII.  TERMINATION, AMENDMENT AND WAIVER......................................36
         8.01.  Termination...................................................36
         8.02.  Effect of Termination.........................................36
         8.03.  Amendment.....................................................36
         8.04.  Waiver........................................................36

IX.  SURVIVAL AND INDEMNIFICATION.............................................37
         9.01.  Survival......................................................37
         9.02.  Indemnification by Biokeys....................................37
         9.03.  Indemnification by Biokeys Principals.........................37
         9.04.  Indemnification by BioQuest and Merger Sub....................37
         9.05.  Indemnification by BioQuest Principals........................38
         9.06.  Limits on Indemnification.....................................38
         9.07.  Indemnity Fund; Escrow........................................38
         9.08.  Indemnification Procedure for Claims..........................39
         9.09.  Defense by Indemnifying Party.................................39

X.  MISCELLANEOUS.............................................................40
         10.01.  Expenses.....................................................40
         10.02.   Notices.....................................................41
         10.03.  Governing Law................................................41
         10.04.  Severability.................................................42
         10.05.  Assignment; Binding Effect; Benefit..........................42
         10.06.  Headings.....................................................42
         10.07.  Entire Agreement.............................................42
         10.08.  Counterparts.................................................42
         10.09.  Waivers......................................................42


EXHIBITS

         a.     Exhibit A - Opinion of Counsel - Camhy Karlinsky & Stein, LLP
         b.     Exhibit B - Opinion of Counsel - Bresler Goodman & Unterman, LLP
         c.     Exhibit C - Biokeys Escrow Agreement
         d.     Exhibit D - BioQuest Escrow Agreement


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SCHEDULES

         a.       Schedule 2.03 - Directors and Officers
         b.       Schedule 3.02 - Corporate Records
         c.       Schedule 3.03 - Capitalization
         d.       Schedule 3.05 - Subsidiaries and Investments
         e.       Schedule 3.07 - Non-Contravention; Approvals and Consents
         f.       Schedule 3.08 - Financial Statements
         g.       Schedule 3.11 - Contracts
         h.       Schedule 3.12 - No Material Restrictions
         i.       Schedule 3.13 - Title to Assets
         j.       Schedule 3.14 - Related Party Transactions
         k.       Schedule 3.15 - Compensation to Employees
         l.       Schedule 3.19 - Insurance
         m.       Schedule 3.20 - Intellectual Property
         n.       Schedule 3.21 - Bank Accounts and Powers of Attorney
         o.       Schedule 3.22 - Corporate and Fictitious Names
         p.       Schedule 3.23 - Absence of Certain Changes or Events
         q.       Schedule 3.24 - Compliance with Laws and Orders
         r.       Schedule 3.25 - Compliance with Agreements; Certain Agreements
         s.       Schedule 3.27 - Brokers
         t.       Schedule 3.29 - Tax Matters
         u.       Schedule 3.30 - OSHA
         v.       Schedule 3.31 - Immigration Matters
         w.       Schedule 4.02 - Corporate Records
         x.       Schedule 4.03 - Capitalization
         y.       Schedule 4.05 - Subsidiaries and Investments
         z.       Schedule 4.07 - Non-Contravention; Approvals and Consents
         aa.      Schedule 4.11 - Contracts
         bb.      Schedule 4.12 - No Material Restrictions
         cc.      Schedule 4.13 - Title to Assets
         dd.      Schedule 4.14 - Related Party Transactions
         ee.      Schedule 4.15 - Compensation to Employees
         ff.      Schedule 4.17 - Legal Proceedings
         gg.      Schedule 4.18 - Environmental Compliance
         hh.      Schedule 4.19 - Insurance
         ii.      Schedule 4.20 - Intellectual Property
         jj.      Schedule 4.21 - Bank Accounts and Powers of Attorney
         kk.      Schedule 4.22 - Corporate and Fictitious Names
         ll.      Schedule 4.23 - Absence of Certain Changes or Events
         mm.      Schedule 4.24 - Compliance with Laws and Orders
         nn.      Schedule 4.25 - Compliance with Agreements; Certain Agreements


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         oo.      Schedule 4.27 - Brokers
         pp.      Schedule 4.29 - Tax Matters
         qq.      Schedule 4.30 - OSHA
         rr.      Schedule 4.31 - Immigration Matters
         ss.      Schedule 5.09 - Conduct of Business; Restrictions
         tt.      Schedule 5.13 - Agreement Among Stockholders
         uu.      Schedule 5.14 - Interim Financing


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 19, 2000 among BIOQUEST, INC., a Delaware corporation ("BioQuest"), BIOQUEST ACQUISITION CORP., a Delaware corporation ("Merger Sub") and BIOKEYS, INC., a Delaware corporation ("Biokeys").

                              W I T N E S S E T H:

         WHEREAS, Merger Sub is a newly formed, wholly owned subsidiary of BioQuest; and

         WHEREAS, the Boards of Directors of BioQuest, Merger Sub and Biokeys deem it advisable and in the best interests of each corporation and their respective shareholders that BioQuest and Biokeys combine their businesses in order to advance the long-term business interests of BioQuest and Biokeys; and

         WHEREAS, the combination of BioQuest and Biokeys shall be effected by the terms of this Agreement through a transaction in which Merger Sub will merge with and into Biokeys, Biokeys will become a wholly-owned subsidiary of BioQuest and the stockholders of Biokeys will become stockholders of BioQuest; and

         WHEREAS, for federal income tax purposes, the parties to this Agreement intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and that the merger of Merger Sub with and into Biokeys shall qualify as a reorganization within the meaning of Section 368(a)(1)(a) of the Code.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  I. THE MERGER

         1.01 THE MERGER. (a) Subject to the provisions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Biokeys (the "Merger"). As a result of the Merger,
(i) the outstanding shares of capital stock of Merger Sub and of Biokeys shall be converted, canceled and replaced in the manner provided in Section 1.03 of this Agreement; (ii) the separate corporate existence of Merger Sub shall cease; and (iii) Biokeys shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall become a wholly-owned subsidiary of BioQuest.

         (b) As soon as practicable after satisfaction of, or, to the extent permitted hereunder,
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written waiver of all conditions to the Merger set forth herein,Biokeys and
Merger Sub will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

         (c) From and after the Effective Time, the separate existence of Merger Sub shall cease, and the Surviving Corporation shall be a wholly-owned subsidiary of BioQuest and possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Biokeys and Merger Sub, all as provided under the DGCL.

         (d) It is intended that the Merger shall qualify as a "reorganization" within the meaning Section 368(a)(1)(a) of the Code.

         1.02 PRELIMINARY ACTIONS. Immediately prior to the Effective Time:

         (a) BioQuest shall take such actions and complete such corporate proceedings as are necessary (including, without limitation, a reverse stock split or combination of its shares) so as to cause it to (i) have 14,000,009 shares of BioQuest Common Stock, $0.001 par value, issued and outstanding, of which 6,999,990 shares shall have been issued to Merger Sub to be used as consideration for the cancellation and exchange of outstanding shares of Biokeys as set forth below, and 7,000,009 shares shall be held by all other stockholders of BioQuest (ii) outstanding warrants and options for the purchase of not more than 1,526,090 shares of BioQuest Common Stock; and no other outstanding shares (or options, warrants, or other rights to purchase any such shares) of any kind.

         (b) Biokeys shall take such actions and complete such corporate proceedings as are necessary (including, without limitation, a stock split or division or distribution of its shares) so as to cause it to have (i) 6,999,990 shares of Biokeys Common Stock, $0.01 par value ("Biokeys Common Stock"), issued and outstanding, (ii) outstanding warrants and options for the purchase of not more than 1,525,090 shares of Biokeys Common Stock; and no other outstanding shares of any kind.

         (c) Merger Sub shall have 100 shares of its Common Stock issued and outstanding, all of which shall be owned by BioQuest.

         1.03. CONVERSION OF CAPITAL STOCK BY MERGER. As of the Effective Time, by virtue of the Merger and without any further action on the part of BioQuest, Merger Sub, Biokeys or any stockholder of any of such corporations:

         (a) CAPITAL STOCK OF MERGER SUB. Each of the 100 issued and outstanding shares of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable


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share of common stock, $0.01 par value, of Biokeys as the Surviving Corporation.

         (b) EXCHANGE OF BIOQUEST SHARES FOR BIOKEYS SHARES. Each issued and outstanding share of Biokeys Common Stock (other than the 100 shares issued in accordance with Section 1.03(a)) shall be converted into the right to receive one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of BioQuest ("BioQuest Common Stock"). Each share of Biokeys Common Stock issued and outstanding at the Effective Time (other than the shares issued pursuant to Section 1.03(a)) shall cease to be outstanding, and shall be cancelled and retired and shall cease to exist, and each holder of certificates representing such shares (the "Biokeys Certificates") shall cease to have any rights with respect thereto, except the right to receive BioQuest Common Stock therefor upon the surrender of such certificates in accordance with this Section 1.03 and
Section 1.04. All shares of BioQuest Common Stock issued upon the surrender for exchange of Biokeys Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Biokeys Common Stock, and there shall be no further registration of transfers on the stock transfer books of Biokeys. If, after the Effective Time, Biokeys Certificates are presented to Biokeys for any reason, they shall be canceled and exchanged as provided in this Section 1.03 and in Section 1.04.

         (c) CANCELLATION OF TREASURY STOCK. Each share of Biokeys Common Stock held by Biokeys as treasury stock prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no shares of BioQuest Common Stock or other consideration shall be delivered in exchange therefor.

         (d) OPTIONS AND WARRANTS. Biokeys shall have 1,525,090 outstanding options and warrants for the purchase of shares of Biokeys Common Stock outstanding immediately prior to the Effective Time ("Biokeys Options"). The Biokeys Options shall, from and after the Effective Time, be exercisable at a price of $0.49 per share, for the purchase of the same number of shares of BioQuest Common Stock as the number of Biokeys Options. BioQuest shall have 1,526,090 outstanding options and warrants for the purchase of shares of BioQuest Common Stock outstanding immediately prior to the Effective Time ("BioQuest Options"). The BioQuest Options shall, from and after the Effective Time, be exercisable at a price of $0.49 per share, for the purchase of the same number of shares of BioQuest Common Stock. The parties shall take such actions as may be necessary to ensure that the holders of such Biokeys Options will receive, upon the due exercise thereof, the proper number of shares of BioQuest Common Stock pursuant to the provisions of this Section 1.03 and 1.04.

         1.04. EXCHANGE OF CERTIFICATES. (a) Promptly after the Effective Time, BioQuest and/or its transfer agent will send to each holder of shares of Biokeys Common Stock at the Effective Time a letter of transmittal for use by such holder in the exchange of share certificates. Each holder of shares of Biokeys Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to BioQuest of such holder's Biokey's certificate, a new certificate for shares of BioQuest Common Stock. Until so surrendered, each such Biokeys Certificate shall, after the Effective Time, represent for all purposes only the right to receive


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BioQuest Common Stock. Upon surrender to BioQuest or BioQuest's transfer agent of the Biokeys Certificates by holders of Biokeys Common Stock for cancellation, together with any other required documents, each such holder shall received BioQuest Common Stock issuable in the Merger. No Biokeys Certificates for shares of BioQuest Common Stock shall be delivered to any Biokeys stockholders who have objected to the Merger and have asserted appraisal rights under applicable provisions of the DCGL.

         (b) After the Effective Time, there shall be no further registration of transfers of shares of Biokeys Common Stock. If, after the Effective Time, Biokeys Certificates are presented to BioQuest, they shall be canceled and exchanged for the consideration provided for and in accordance with the procedures set forth, in this Section.

         1.05. LOST CERTIFICATES. If any Biokeys Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Biokeys Certificate to be lost, stolen or destroyed and, if required by BioQuest, the posting by such person of a bond, in such reasonable amount as BioQuest may direct, as indemnity against any claim that may be made against BioQuest and Merger Sub with respect to such Biokeys Certificate, BioQuest will issue in exchange for such lost, stolen or destroyed Biokeys Certificate shares to be paid in respect of the shares of Biokeys Common Stock represented by such Biokeys Certificates as contemplated by this Article.

         1.06. THE CLOSING. The closing for the merger (the "Closing") shall be held beginning at 10:00 a.m. on June 15, 2000 (the "Closing Date"), or such other date and time specified by BioQuest to Biokeys on five days' notice, but in no event later than July 5, 2000. The closing shall occur at a location to be determined by BioQuest, Merger Sub and Biokeys.

         1.07. STOCKHOLDER APPROVAL AND VOTING OF SHARES. The actions set forth in this Article I shall be conditioned upon the approval by the stockholders of BioQuest and the stockholders of Biokeys of this Agreement, as set forth in
Section 5.02 below. By their signatures to this Agreement, the principal stockholders of BioQuest and the principal stockholders of Biokeys agree to vote their respective shares of BioQuest and Biokeys in favor of the approval of this Agreement and to cause BioQuest and Biokeys, respectively, to take the actions necessary in order to permit the completion of the transactions contemplated by this Agreement.

                         II. THE SURVIVING CORPORATION

         2.01. CERTIFICATION OF INCORPORATION AND BYLAWS. At the Effective Time:
(i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Biokeys; (ii) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. Merger Sub and Biokeys are sometimes referred to herein as the "Constituent Corporations."


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         2.02. SURVIVING CORPORATION. From and after the Effective Time; (i) the
Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of the Constituent Corporations; (ii) all the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Corporations, shall vest in the Surviving Corporation without further act or deed; (iii) the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations; and (iv) the Merger shall have the further effects set forth in this Agreement and in the DGCL.

         2.03. DIRECTORS AND OFFICERS; INSURANCE. (a) From and after the Effective Time, and at least until the next annual meeting of stockholders of BioQuest and until their successors are duly elected or appointed and shall qualify, the Board of Directors of BioQuest shall consist of nine (9) members, four (4) of whom shall be designated by the Board of Directors of Biokeys as such Biokeys Board exists immediately prior to the Effective Time, and four (4) of whom shall be designated by the Board of Directors of BioQuest as such BioQuest Board exists immediately prior to the Effective Time. The ninth director shall be chosen by the members of the Board of BioQuest constituted immediately after the Effective Time. Concurrently with the designation of four directors by the Board of Directors of BioQuest, as such Board exists immediately prior to the Effective Time, any director serving on the Board of BioQuest prior to the Effective Time, who is not one of the four directors designated by the Board of Directors of BioQuest, shall submit his resignation. For purposes hereof, the names of the Biokeys directors intended to be designated by Biokeys and the names of the BioQuest directors intended to be designated by Bioquest, known as of the date of this Agreement, are set forth in
SCHEDULE 2.03(A). The principal stockholders of BioQuest and the principal stockholders of Biokeys are agreeing, by their signatures to a separate Agreement Among Stockholders described in Section 5.13, to vote their shares, and to take such other action necessary so as to constitute a Board of Directors of BioQuest as described in this Section 2.03. In addition, the Surviving Corporation shall have a board of directors constituted in a like manner.

         (b) From and after the Effective Time, and until successor are duly appointed by and qualified in accordance with applicable law, the officers of the Surviving Corporation shall be as set forth in SCHEDULE 2.03(B).

         (c) Notwithstanding the foregoing, if any person designated to hold office as a director or officer under the preceding provisions of this section
2.03 declines to serve because BioQuest has not yet obtained directors and officers liability insurance, the position which such person is intended to fill may remain vacant until such insurance is obtained, but not beyond six (6) months past the Effective Time (it being understood that such person may elect to serve in such position even in the absence of such insurance).


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                 III. REPRESENTATIONS AND WARRANTIES OF BIOKEYS

         Biokeys represents and warrants to BioQuest and Merger Sub, and BioQuest and Merger Sub are relying materially thereon in entering into this Agreement, as follows:

         3.01. ORGANIZATION AND QUALIFICATION. Biokeys is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect (as defined in this Section 3.01) on Biokeys, as the case may be. Biokeys is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Biokeys. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the businesses, properties, assets, liabilities, condition (financial or otherwise) or results of operations of an entity (or group of entities taken as a whole). Notwithstanding the foregoing, a Material Adverse Effect shall not include any change in political or economic matters of general applicability. Biokeys does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.02. CORPORATE RECORDS. The copies of the Certificate of Incorporation and By-laws of Biokeys, as amended to date and annexed hereto as SCHEDULE 3.02, are true and complete copies of such documents as now in effect. The minute books of Biokeys as presented for inspection by BioQuest are accurate and complete in all material respects.

         3.03. CAPITALIZATION. (a) The authorized capital stock of Biokeys consists of 25,000,000 shares of Common Stock, $0.01 par value, of which 6,300,395 shares are issued and outstanding as of the date hereof. Except as set forth in SCHEDULE 3.03(A), there is no other authorized class, series or unit of securities of any kind (whether or not convertible into Common Stock), and there are no options, warrants or rights of any kind, evidencing a proprietary interest (or permitting a third party to obtain a proprietary interest) in Biokeys. None of the shares of Biokeys have been issued in a manner giving rise to claims for violation of the securities laws of any jurisdiction.

         (b) Except as contemplated hereby, there are no outstanding contractual obligations of Biokeys to repurchase, redeem or otherwise acquire any shares of Biokeys or to grant, extend or enter into any option with respect thereto.

         (c) There are no debt obligations of Biokeys of any nature whatsoever, and as of the Closing Date, Biokeys will not have any debt, liabilities, obligations or contingent liabilities of any


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nature whatsoever, except as set forth on SCHEDULE 3.03(C).

         (d) All of Biokeys' shares are fully paid, duly and validly issued and owned of record and beneficially by the stockholders; and in the amounts, listed in SCHEDULE 3.03(D).

         3.04. BOOKS AND RECORDS. The books and records of Biokeys are true, accurate and complete in all material respects.

         3.05. SUBSIDIARIES AND INVESTMENTS. Except as disclosed on Schedule 3.05, Biokeys does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entities.

         3.06. AUTHORITY RELATIVE TO THIS AGREEMENT. Biokeys has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Biokeys and the consummation by Biokeys of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Biokeys. No other corporate proceedings on the part of Biokeys, other than stockholder approval as set forth in this Agreement, are necessary to authorize the execution, delivery and performance of this Agreement by Biokeys and the consummation by Biokeys of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Biokeys, and constitutes a legal, valid and binding obligation of Biokeys enforceable against Biokeys in accordance with its terms.

         3.07. NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by Biokeys does not, and the performance by Biokeys of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien on any of the assets or properties of Biokeys under any of the terms, conditions or provisions of (x) the Certificate of Incorporation or By-laws of Biokeys, (y) any laws or orders of any governmental or regulatory authority applicable to Biokeys or any of its assets or properties, or (z) any contracts to which Biokeys is a party or by which Biokeys or any of its assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens, which individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Biokeys or on its ability to consummate the transactions contemplated by this Agreement.

         (b) Except (x) for the filing of a Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Biokeys is qualified to do business, and (y) as disclosed in SCHEDULE 3.07(B) hereto, no consent, approval, or action of, filing with or notice to any governmental or regulatory authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any governmental or regulatory authority or any contract to which Biokeys is a party or by which Biokeys or any of its assets or properties is bound for the execution and delivery of this Agreement by Biokeys, the performance by Biokeys of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any governmental or regulatory authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Biokeys or on Biokeys' ability to consummate the transactions contemplated by this Agreement.

         3.08. FINANCIAL STATEMENTS. To the best knowledge of Biokeys, the Biokeys financial statements attached as SCHEDULE 3.08 fairly present the financial condition, assets, liabilities, stockholders equity and results of operations of Biokeys for the periods indicated on such statements.

         3.09. ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in Biokeys Balance Sheets included in Biokeys Financial Statements, Biokeys did not have at such date and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby or in the ordinary course of business consistent with past practice.

         3.10. ABSENCE OF SALES AND CUSTOMERS. Biokeys is a development stage company engaged in biopharmaceutical research and development and has no sales or customers.

         3.11. CONTRACTS. Except as set forth in SCHEDULE 3.11, (a) Biokeys has made available for examination by BioQuest copies of all material contracts, agreements and other instruments of Biokeys;

         (b) All such contracts, agreements and other instruments are valid, binding and enforceable in accordance with their terms and are in full force and effect;

         (c) To the best of its knowledge after reasonable inquiry, Biokeys is not in default, and no condition or event exists or has occurred that, with notice or lapse of time or both, would become a default under any such contract, agreement or instrument;

         (d) Biokeys has not made or entered into any warranties or guarantees with respect to products manufactured or sold by Biokeys, except warranties implied by law;

         (e) Biokeys has received no notice of any default or alleged default under any such contract, agreement or instrument which has not heretofore been cured or which notice has heretofore been withdrawn and does not know of any material default thereunder by any other party thereto or by any other person bound thereunder; and

         (f) Biokeys is not a party to, nor bound by, nor are any of its properties subject to, any agreement, contract or commitment which involves $1,000 or more and is not cancelable without penalty within 30 days, or any agreement, contract or commitment which might reasonably be expected to have a material adverse effect on its business.

         3.12. NO MATERIAL RESTRICTIONS. Except as set forth in SCHEDULE 3.12, Biokeys is not party or subject to any charter provision, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) is reasonably expected to have a Material Adverse Effect, or (b) would prevent consummation of the transactions contemplated by this Agreement or the continued operation of its business after the Closing Date on substantially the same basis as heretofore operated, or (c) would materially restrict the ability of to conduct the business of Biokeys in substantially the same manner as it is currently conducted.

         3.13. TITLE TO ASSETS. Except as set forth in SCHEDULE 3.13, Biokeys holds good and marketable title to its assets, free and clear of all adverse claims, liens, mortgages, charges, security interests, shared ownership, encumbrances or restrictions. There are no outstanding options, calls, commitments, or other plans or agreements of any character providing for the purchase, sale or other disposition of any of such assets, other than as contemplated by this Agreement.

         3.14. RELATED PARTY TRANSACTIONS. Except as set forth in SCHEDULE 3.14, Biokeys has not made any loans to any officer, director, shareholder or employee outstanding on the date of this Agreement, nor entered into any agreement or arrangement with any such person, or with a parent, child, spouse or sibling of such person, in which such person or any of such relatives has a material direct or indirect economic interest in such arrangement or agreement, other than compensation arrangements in keeping with the usual and customary practices of Biokeys.

         3.15 COMPENSATION OF EMPLOYEES. Set forth in SCHEDULE 3.15 is an accurate and complete list showing the names of all persons employed by Biokeys in any capacity, their respective titles, job descriptions and dates of hire, and setting forth the present compensation (including salary and bonus and fringe benefits) of each such person. Biokeys has no employees other than those set forth in SCHEDULE 3.15.

         3.16 EMPLOYEE RELATIONS. (a) Biokeys is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

         (b) No unfair labor practice complaint against Biokeys is pending before the National Labor Relations Board or any other judicial or administrative body;

                  (c) Biokeys has not experienced any material labor difficulty during the last three years; and

                  (d) No claim of discrimination or harassment is pending or threatened before the Equal

Employment Opportunity Commission or any other judicial or administrative body.

         3.17. LEGAL PROCEEDINGS. There are no actions, suits, arbitrations, or proceedings pending, nor to the knowledge of Biokeys, threatened against, relating to or affecting, Biokeys or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Biokeys or on the ability of Biokeys to consummate the transactions contemplated by this Agreement. Biokeys is not subject to any judgment, decree, court order or writ of any governmental or regulatory authority.

         3.18. ENVIRONMENTAL COMPLIANCE. To the best of its knowledge after reasonable inquiry, Biokeys has at all times complied with and not violated any federal, state or local environmental laws, and the Biokeys facilities have not been used to receive, handle, store, treat, ship or otherwise dispose of hazardous material except in compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements. There are no proceedings pending against Biokeys with respect to the enforcement of any such laws, and, to the knowledge of Biokeys after reasonable inquiry, no hazardous material has been released into the environment or deposited, discharged, placed or disposed of at, on or near Biokeys' facilities, nor has Biokeys used its facilities been used at any time by any person as a landfill or a waste disposal site. Biokeys knows of no fact or circumstance that would reasonably be expected to give rise to any future civil, criminal or administrative proceedings against them under any environmental laws.

         3.19. INSURANCE. Set forth in SCHEDULE 3.19 is a true, correct and complete listing of all insurance policies or binders of insurance which relate to Biokeys' business and assets. Except as set forth in such Schedule:

                  (a) the coverage under each such policy and binder is in full force and effect, and no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy or binder has been received;

                  (b) there are no programs of self-insurance relating to Biokeys' business;

                  (c) there are no pending or unpaid claims under any such insurance policy; and

                  (d) no event has occurred which reasonably might form the basis of any claim against Biokeys covered by any of the policies or binders set forth in the Schedule or which would reasonably be expected to increase materially the insurance premiums payable under any such policy or binder.

         3.20. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.20(A) contains a complete and accurate list of all Intellectual Property (as defined below) owned by, licensed to or otherwise used by Biokeys. Biokeys owns, or possesses valid licenses to use, all Intellectual Property necessary for the operation of its business as it is operated as of the date of this Agreement. Except as otherwise set forth in such Schedule, each item of Intellectual Property (i) has been maintained and used in accordance with applicable law, (ii) is transferable to BioQuest through the Merger in accordance with the terms of this Agreement, (iii) has not been infringed by any other person, (iv) is not subject to any lien or encumbrance and (v) each license agreement is valid and binding and is not considered in default. Except as set forth in SCHEDULE 3.20(A), neither any Intellectual Property nor any right therein has been assigned to a third party.

         (b) Except as otherwise indicated in SCHEDULE 3.20(B), each item of Intellectual Property, to the extent practicable, has been duly registered or recorded with, or is protected by applications filed with the appropriate governmental agency, to the extent required, and each such registration, recording, and filing remains in full force and effect.

         (c) Except as set forth in SCHEDULE 3.20(C), no claim adverse to the interests of Biokeys in the Intellectual Property rights or agreements listed in such Schedule which is reasonably expected to have a material adverse effect on its business has been made or threatened. To the knowledge of Biokeys, no person has infringed or otherwise violated Biokeys right in any of the Intellectual Property or agreements listed in SCHEDULE 3.20(C). Except as set forth on
SCHEDULE 3.20(C), no litigation is pending wherein Biokeys is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property, and, to the knowledge of Biokeys, no such claim has been asserted or threatened against Biokeys nor are there any facts that would give rise to such a claim.

         (d) Each current and former employee of Biokeys has assigned to Biokeys all of such employee's rights to, and benefits to be derived from, each item of Intellectual Property developed by such employee while employed by Biokeys.

         (e) Except as set forth in SCHEDULE 3.20(E), the Intellectual Property is free from known material defects and substantially conforms to the applicable specifications and documentation of such Intellectual Property.

         (f) SCHEDULE 3.20(F) sets forth a list of all Internet domain names used by Biokeys in its business (collectively, the "Domain Names"). Biokeys has, and after the Closing the Surviving Corporation will have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Biokeys' business as it is currently conducted, subject only to a successful challenge to the Biokeys' registration of a Domain Name by the third party owner of the registered United States trademark that corresponds to the Domain Name.

         (g) To the knowledge of Biokeys, none of Biokeys' officers, employees, consultants, distributors, agents or representatives have on their own behalf entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than Biokeys during the period in which such officer, employee, consultant, agent or representative was employed with or engaged by Biokeys.

         (h) For purposes of this Agreement, the term "Intellectual Property" shall mean (i) all research practice and protocols, products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, the "look and feel" of any software or web sites, software, software development and other tools, content, data inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, and other technology that are now or are currently proposed to be developed, produced, used, marketed or sold by Biokeys; and (ii) all proprietary rights in this provision (h)(i), including, without limitation, all: (1) domain names; (2) trade names, trademarks, service marks, logos, brand names and other identifiers, with respect only to the goods and services on which they are currently used by Biokeys; (3) trade secrets,(4) copyrights and (5) domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, together with all goodwill associated with the Intellectual Property.

         3.21. BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 3.21 lists the name of each bank, savings and loan, or other financial institution, in which Biokeys has an account, including cash contribution accounts or safe deposit boxes, the names of all persons authorized to draw thereon or to have access thereto, and the names of any persons holding powers of attorney with respect to its business of Biokeys.

         3.22. CORPORATE AND FICTITIOUS NAMES. Except as disclosed in SCHEDULE 3.22, (i) Biokeys has not been known by or used any other corporate or fictitious name and (ii) Biokeys has full right to the use of its name, free from any claim of infringement by any person.

         3.23. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 3.23, since February 18, 2000, the date of the Letter of Intent (the "Letter of Intent") between BioQuest and Biokeys, Biokeys has conducted its operations and business only in the ordinary course and has not:

         (a) suffered either any Material Adverse Effect with respect to its financial condition, results of operations or business or any other event or condition of any character that might reasonably be expected to have a Material Adverse Effect on its business or prospects, including any liability, loss, damage or expense outside the ordinary course of business;

         (b) suffered any loss or prospective loss of one or more dealers, suppliers or customers, or altered any contractual arrangement with any one or more of its dealers, suppliers or customers, the loss or alteration of which, either individually or in the aggregate, would have a Material Adverse Effect;

         (c) made any capital expenditure or commitments for the acquisition or construction of any single item of property, plant or equipment in excess of $1,000;

         (d) amended or terminated any lease, contract or material commitment to which Biokeys is a party;

         (e) entered into any transaction not in the ordinary course of business or otherwise inconsistent in any respect with the past practices or conduct of its business of Biokeys;

         (f) sold any accounts receivable, disposed of any inventories other than in the ordinary course of business or accrued any liabilities not in the ordinary course of business;

         (g) changed any material accounting principle, material procedure or material practice followed by Biokeys;

         (h) incurred any indebtedness for borrowed money;

         (i) created, assumed or permitted to exist any lien, pledge, security interest, encumbrance or mortgage of any kind on any of the assets;

         (j) acquired the securities or substantially all of its assets of any other entity;

         (k) merged or consolidated with any entity;

         (l) established or agreed to establish any pension, retirement, profit-sharing, deferred compensation or other employee benefit or welfare plan for the employees of Biokeys;

         (m) entered into any employment or similar contract with any officer or employee, or granted any bonuses or salary increases to any officer or employee except for normal cost-of- living escalations related to increases in the Consumer Price Index;

         (n) amended in any material respect or terminated any plan or agreement concerning employee benefits or compensation or made awards or distributions under any such plan or agreement;

         (o) entered into any material contract (including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements) which (A) contain a grant or other transfer, whether present, retroactive, prospective, or contingent, by it of any rights in any Intellectual Property, or (B) contain a promise made by or to it to pay any lump sum or royalty or other payment or consideration with respect to the acquisition, practice or use of any Intellectual Property.

         3.24. COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed on SCHEDULE 3.24, to the best of its knowledge after reasonable inquiry, Biokeys holds all permits, licenses, variances, exemptions, orders and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its business (the "Biokeys Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Biokeys. Biokeys is in compliance with the terms of Biokeys Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on Biokeys. Biokeys is not in violation of, or in default under, any law or order of any governmental or regulatory authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Biokeys.

         3.25. COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS. Except as set forth on SCHEDULE 3.25, neither Biokeys, nor to the knowledge of Biokeys, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Certificate of Incorporation or By-laws of Biokeys or
(y) any material contract to which Biokeys is a party or by which Biokeys or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on Biokeys.

         3.26. EMPLOYEE BENEFIT PLANS. Biokeys does not have or contribute to any pension, profit- sharing, option, other incentive plan, or any other type of employee benefit plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

         3.27. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Biokeys and its affiliates directly with Biokeys, without the intervention of any person on behalf of Biokeys in such manner as to give rise to any valid claim by any person against Biokeys, BioQuest or Merger Sub for a finder's fee, brokerage commission or similar payment, except as specifically set forth in SCHEDULE 3.27.

         3.28. CONSENTS WITHOUT ANY CONDITION. Biokeys has not made any agreement or reached any understanding not approved by BioQuest as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

         3.29. TAX MATTERS. (a) Except as set forth in SCHEDULE 3.29, Biokeys has filed all tax returns to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. Biokeys (x) has paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) has duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

         (b) Biokeys has established (and until the Closing will maintain) on its books and records reserves adequate to reflect all material taxes not yet due and payable. Biokeys shall make available to BioQuest complete and accurate copies of all work papers associated with the calculation of Biokeys' tax reserves.

         (c) There are no tax liens upon the assets of Biokeys.

         (d) Biokeys has not requested (and no request has been made on its behalf) any extension of time within which to file any material tax return.

         (e) (A) No income tax returns have been examined by any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against Biokeys that has not been resolved and paid in full.

         (f) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of Biokeys.

         (g) To the extent requested by Biokeys, Biokeys has made available to Biokeys (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of Biokeys for all taxable years ending on or prior to the Closing.

         (h) No agreements relating to allocating or sharing of any taxes have been entered into by Biokeys.

         (i) Biokeys has not entered into any transactions that could give rise to an understatement of Federal Income Tax.

         3.30. OSHA. Except as disclosed in SCHEDULE 3.30, during the five years immediately prior to the date of this Agreement, Biokeys has not been cited for any violations of the Occupational Safety and Health Act of 1970, as amended, nor are there any citations pending as a result of inspections or for noncompliance with such Act. Except as otherwise provided in such Schedule, each of the conditions which resulted in the issuance of a citation has been abated or otherwise corrected to the satisfaction of the Occupational Safety and Health Administration as of the date of this Agreement.

         3.31. IMMIGRATION MATTERS. Except as set forth in SCHEDULE 3.31, Biokeys has properly completed and maintained Forms I-9 on all persons who became employed by Biokeys for the past three years, and any alien employee of Biokeys is employed pursuant to a valid temporary work authorization. The Schedule lists the names of any alien employees who are required to have temporary work authorizations, the date of their employment and their job titles and responsibilities, and attached to such Schedule is the Form I-9 for each such person.

         3.32. INFORMATION SUPPLIED. (a) Nothing in this Agreement or any Schedule, annex, certificate, document or statement in writing which has been supplied by or on behalf of Biokeys, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Biokeys which materially and adversely affects Biokeys, which has not been set forth in this Agreement or in the Schedules, exhibits, annexes, certificates, documents or statements in writing furnished by Biokeys in connection with the transactions contemplated by this Agreement.

         (b) In furtherance of the foregoing, from the execution of this Agreement until the Closing, Biokeys may attach, update and/or amend any Biokeys Schedules or Exhibits referenced to herein, provided that such Schedules or Exhibits have been agreed to in writing by all of the parties in accordance with
Section 10.07.

                       IV. REPRESENTATIONS AND WARRANTIES

                           OF BIOQUEST AND MERGER SUB

         BioQuest and Merger Sub jointly and severally represent and warrant to Biokeys, and Biokeys is relying materially thereon in entering into this Agreement, as follows:

         4.01. ORGANIZATION AND QUALIFICATION. BioQuest and Merger Sub are both corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and both have full power and authority to conduct its business as and to the extent now conducted and to own, use and lease their assets and properties, except for such failures to have such power and authority which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub, as the case may be. BioQuest and Merger Sub are duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub.

         4.02. CORPORATE RECORDS. The copies of the Certificate of Incorporation and By-laws of BioQuest and Merger Sub, as amended to date and annexed hereto as
SCHEDULE 4.02, are true and complete copies of such documents as now in effect. The minute books of BioQuest and Merger Sub as presented for inspection by Biokeys are accurate and complete in all material respects.

         4.03. CAPITALIZATION. (a) The authorized capital stock of BioQuest consists of 1,000,000 shares of Preferred Stock, none of which are outstanding and 30,000,000 shares of Common Stock, $0.001 par value, of which 12,361,666 shares are issued and outstanding as of the date hereof. Except as set forth in
SCHEDULE 4.03(A), there is no other authorized class, series or unit of securities of any kind (whether or not convertible into Common Stock), and there are no options, warrants or rights of any kind, evidencing a proprietary interest (or permitting a third party to obtain a proprietary interest) in BioQuest. None of the shares of BioQuest have been issued in a manner giving rise to claims for violation of the securities laws of any jurisdiction.

         (b) The authorized capital stock of Merger Sub consists of 2,000,000 shares of Common Stock, $0.01 par value, of which 100 shares are issued and outstanding as of the date hereof. Except as set forth in SCHEDULE 4.03(B), there is no other authorized class, series or unit of securities of any kind (whether or not convertible into Common Stock), and there are no options, warrants or rights of any kind, evidencing a proprietary interest (or permitting a third party to obtain a proprietary interest) in Merger Sub. None of the shares of Merger Sub have been issued in a manner giving rise to claims for violation of the securities laws of any jurisdiction.

         (c) Except as contemplated hereby, there are no outstanding contractual obligations of BioQuest and Merger Sub to repurchase, redeem or otherwise acquire any shares of BioQuest and Merger Sub or to grant, extend or enter into any option with respect thereto.

         (d) There are no debt obligations of BioQuest and Merger Sub of any nature whatsoever, and as of the Closing Date, BioQuest and Merger Sub will not have any debt, liabilities, obligations or contingent liabilities of any nature whatsoever, except as set forth on SCHEDULE 4.03(D).

         (e) All of BioQuest's and Merger Sub's shares are fully paid, duly and validly issued and owned of record and beneficially by the stockholders; and in the amounts listed in SCHEDULE 4.03(E).

         4.04. BOOKS AND RECORDS. The books and records of BioQuest and Merger Sub are true, accurate and complete in all material respects.

         4.05. SUBSIDIARIES AND INVESTMENTS. Except as set forth in SCHEDULE 4.05, BioQuest and Merger Sub do not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entities.

         4.06. AUTHORITY RELATIVE TO THIS AGREEMENT. BioQuest and Merger Sub have full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by BioQuest and Merger Sub and the consummation by BioQuest and Merger Sub of the Merger and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of BioQuest and Merger Sub. No other corporate proceedings on the part of BioQuest and Merger Sub, other than stockholder approval as set forth in this Agreement, are necessary to authorize the execution, delivery and performance of this Agreement by BioQuest and Merger Sub and the consummation by BioQuest and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BioQuest and Merger Sub, and constitutes a legal, valid and binding obligation of BioQuest and Merger Sub enforceable against BioQuest and Merger Sub in accordance with its terms.

         4.07. NON-CONTRAVENTION; APPROVALS AND CONSENTS. (a) The execution and delivery of this Agreement by BioQuest and Merger Sub does not, and the performance by BioQuest and Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in, or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any lien on any of the assets or properties of BioQuest and Merger Sub under any of the terms, conditions or provisions of (x) the Certificate of Incorporation or By-laws of BioQuest and Merger Sub, (y) any laws or orders of any governmental or regulatory authority applicable to BioQuest and Merger Sub or any of its assets or properties, or (z) any contracts to which BioQuest and Merger Sub is a party or by which BioQuest and Merger Sub or any of its assets or properties is bound, excluding from the foregoing clauses (y) and (z) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of liens, which individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub or on its ability to consummate the transactions contemplated by this Agreement.

         (b) Except (x) for the filing of a Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which the BioQuest and Biokeys are qualified to do business, and (y) as disclosed in SCHEDULE 4.07(B) hereto, no consent, approval, or action of, filing with or notice to any governmental or regulatory authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any governmental or regulatory authority or any contract to which BioQuest and Merger Sub is a party or by which BioQuest and Merger Sub or any of its assets or properties is bound for the execution and delivery of this Agreement by BioQuest and Merger Sub, the performance by BioQuest and Merger Sub of its obligations hereunder or the consummation of the transactions contemplated hereby, except for such consents, approvals or actions of, filing with or notices to any governmental or regulatory authority or other public or private third party the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on BioQuest and Merger Sub or on BioQuest and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

         4.08. FINANCIAL STATEMENTS. All financial statements of BioQuest delivered, and to be delivered under this Agreement to Biokeys, constituting an unaudited balance sheet, unaudited statement of income and expense, unaudited statements of cash flow and unaudited statement of shareholder's equity of BioQuest as of and for the periods ended December 31, 1999 and March 31, 2000 ("BioQuest Financial Statements"), shall conform in so far as possible to GAAP. BioQuest Financial Statements fairly present the financial condition, assets, liabilities, stockholders equity and results of operations of BioQuest for the periods indicated.

         4.09. ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected or reserved against in BioQuest and Merger Sub Balance Sheets included in BioQuest and Merger Sub Financial Statements, BioQuest and Merger Sub did not have at such date and have not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations which were incurred in connection with this Agreement and the transactions contemplated hereby or in the ordinary course of business consistent with past practice.

         4.10. ABSENCE OF SALES AND CUSTOMERS. BioQuest is a development stage company engaged in biopharmaceutical research and development and has no sales or customers.

         4.11. CONTRACTS. Except as set forth in SCHEDULE 4.11, (a) BioQuest and Merger Sub have made available for examination by Biokeys copies of all material contracts, agreements and other instruments of BioQuest and Merger Sub; (b) all such contracts, agreements and other instruments are valid, binding and enforceable in accordance with their terms and are in full force and effect; (c) to the best of their knowledge after reasonable inquiry, BioQuest and Merger Sub are not in default, and no condition or event exists or has occurred that, with notice or lapse of time or both, would become a default under any such contract, agreement or instrument; (d) BioQuest and Merger Sub have not made or entered into any warranties or guarantees with respect to products manufactured or sold by BioQuest and Merger Sub, except warranties implied by law; (e) BioQuest and Merger Sub have received no notice of any default or alleged default under any such contract, agreement or instrument which has not heretofore been cured or which notice has heretofore been withdrawn and does not know of any material default thereunder by any other party thereto or by any other person bound thereunder; and (f) BioQuest and Merger Sub are not a party to, nor bound by, nor are any of its properties subject to, any agreement, contract or commitment which involves $1,000 or more and is not cancellable without penalty within 30 days, or any agreement, contract or commitment which might reasonably be expected to have a material adverse effect on its business.

         4.12. NO MATERIAL RESTRICTIONS. Except as set forth in SCHEDULE 4.12, BioQuest and Merger Sub are not party or subject to any charter provision, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which (a) is reasonably expected to have a Material Adverse Effect, or (b) would prevent consummation of the transactions contemplated by this Agreement or the continued operation of the its business after the Closing Date on substantially the same basis as heretofore operated, or (c) would materially restrict the ability of to conduct the business of BioQuest and Merger Sub in substantially the same manner as it is currently conducted.

         4.13. TITLE TO ASSETS. Except as set forth in SCHEDULE 4.13, BioQuest and Merger Sub hold good and marketable title to its assets, free and clear of all adverse claims, liens, mortgages, charges, security interests, shared ownership, encumbrances or restrictions. There are no outstanding options, calls, commitments, or other plans or agreements of any character providing for the purchase, sale or other disposition of any of such assets, other than as contemplated by this Agreement.

         4.14. RELATED PARTY TRANSACTIONS. Except as set forth in SCHEDULE 4.14, BioQuest and Merger Sub have not made any loans to any officer, director, shareholder or employee outstanding on the date of this Agreement, nor entered into any agreement or arrangement with any such person, or with a parent, child, spouse or sibling of such person, in which such person or any of such relatives has a material direct or indirect economic interest in such arrangement or agreement, other than compensation arrangements in keeping with the usual and customary practices of BioQuest and

Merger Sub.

         4.15 COMPENSATION OF EMPLOYEES. Set forth in SCHEDULE 4.15 is an accurate and complete list showing the names of all persons employed by BioQuest and Merger Sub in any capacity, their respective titles, job descriptions and dates of hire, and setting forth the present compensation (including salary and bonus and fringe benefits) of each such person. BioQuest and Merger Sub has no employees other than those set forth in SCHEDULE 4.15.

         4.16 EMPLOYEE RELATIONS. (a) BioQuest and Merger Sub are in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

         (b) No unfair labor practice complaint against BioQuest and Merger Sub is pending before the National Labor Relations Board or any other judicial or administrative body;

         (c) BioQuest and Merger Sub have not experienced any material labor difficulty during the last three years; and

         (d) No claim of discrimination or harassment is pending or threatened before the Equal Employment Opportunity Commission or any other judicial or administrative body.

         4.17. LEGAL PROCEEDINGS. Except as disclosed in SCHEDULE 4.17, there are no actions, suits, arbitrations, or proceedings pending, nor to the knowledge of BioQuest and Merger Sub, threatened against, relating to or affecting, BioQuest and Merger Sub or any of its assets and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BioQuest and Merger Sub or on the ability of BioQuest and Merger Sub to consummate the transactions contemplated by this Agreement. BioQuest and Merger Sub are not subject to any judgment, decree, court order or writ of any governmental or regulatory authority.

         4.18. ENVIRONMENTAL COMPLIANCE. Except as set forth in SCHEDULE 4.18, BioQuest and Merger Sub have at all times complied with and not violated any federal, state or local environmental laws, and BioQuest and Merger Sub facilities have not been used to receive, handle, store, treat, ship or otherwise dispose of hazardous material except in compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements. There are no proceedings pending against BioQuest and Merger Sub with respect to the enforcement of any such laws, and, to the knowledge of BioQuest and Merger Sub after reasonable inquiry, no hazardous material have been released into the environment or deposited, discharged, placed or disposed of at, on or near BioQuest's facilities, nor has BioQuest used its facilities been used at any time by any person as a landfill or a waste disposal site. BioQuest and Merger Sub knows of no fact or circumstance that would reasonably be expected to give rise to any future civil, criminal or administrative proceedings against them under any environmental laws.

         4.19. INSURANCE. Set forth in SCHEDULE 4.19 is a true, correct and complete listing of all insurance policies or binders of insurance which relate to BioQuest and Merger Sub's business and assets. Except as set forth in such
Schedule:

         (a) the coverage under each such policy and binder is in full force and effect, and no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy or binder has been received;

         (b) there are no programs of self-insurance relating to BioQuest and Merger Sub's business;

         (c) there are no pending or unpaid claims under any such insurance policy; and

         (d) no event has occurred which reasonably might form the basis of any claim against BioQuest and Merger Sub covered by any of the policies or binders set forth in the Schedule or which would reasonably be expected to increase materially the insurance premiums payable under any such policy or binder.

         4.20. INTELLECTUAL PROPERTY. (a) SCHEDULE 4.20(A) contains a complete and accurate list of all Intellectual Property (as defined below) owned by, licensed to or otherwise used by BioQuest. BioQuest owns, or possesses valid licenses to use, all Intellectual Property necessary for the operation of its business as it is operated as of the date of this Agreement. Except as otherwise set forth in such Schedule, each item of Intellectual Property (i) has been maintained and used in accordance with applicable law, (ii) is transferable to Biokeys through the Merger in accordance with the terms of this Agreement, (iii) has not been infringed by any other person, (iv) is not subject to any lien or encumbrance and (v) each license agreement is valid and binding and is not considered in default. Except as set forth in SCHEDULE 4.20(A), neither any Intellectual Property nor any right therein has been assigned to a third party.

         (b) Except as otherwise indicated in SCHEDULE 4.20(B), each item of Intellectual Property, to the extent practicable, has been duly registered or recorded with, or is protected by applications filed with the appropriate governmental agency, to the extent required, and each such registration, recording, and filing remains in full force and effect.

         (c) Except as set forth in SCHEDULE 4.20(C), no claim adverse to the interests of BioQuest in the Intellectual Property rights or agreements listed in such Schedule which is reasonably expected to have a material adverse effect on its business has been made or threatened. To the knowledge of BioQuest, no person has infringed or otherwise violated BioQuest's right in any of the Intellectual Property or agreements listed in SCHEDULE 4.20(C). Except as set forth on SCHEDULE 4.20(C), no litigation is pending wherein BioQuest is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property, and, to the knowledge of BioQuest, no such claim has been asserted or threatened against BioQuest nor are there any facts that would give rise to such a claim.

         (d) Each current and former employee or consultant of BioQuest has assigned to BioQuest all of such employee's rights to, and benefits to be derived from, each item of Intellectual Property developed by such employee or consultant while employed or engaged by BioQuest relating to Intellectual Property of BioQuest.

         (e) Except as set forth in SCHEDULE 4.20(E), the Intellectual Property is free from known material defects and substantially conforms to the applicable specifications and documentation of such Intellectual Property.

         (f) Except as set forth in SCHEDULE 4.20(F), to the knowledge of BioQuest after reasonable inquiry, none of BioQuest's officers, employees, consultants, distributors, agents or representatives have on their own behalf entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any person other than BioQuest during the period in which such officer, employee, consultant, agent or representative was employed with or engaged by BioQuest.

         (h) For purposes of this Agreement, the term "Intellectual Property" shall mean (i) all research practice or protocols, products, tools, computer programs, specifications, source code, object code, graphics, devices, techniques, algorithms, methods, processes, procedures, packaging, formulae, drawings, designs, improvements, discoveries, concepts, user interfaces, the "look and feel" of any software or web sites, software, software development and other tools, content, data inventions (whether or not patentable or copyrightable and whether or not reduced to practice), designs, logos, themes, know-how, and other technology that are now or are currently proposed to be developed, produced, used, marketed or sold by BioQuest; and (ii) all proprietary rights in provision (h)(i), including, without limitation, all: (1) domain names; (2) trade names, trademarks, service marks, logos, brand names and other identifiers, with respect only to the goods and services on which they are currently used by BioQuest; (3) trade secrets,(4) copyrights and (5) domestic and foreign letters patent, and the registrations, applications, renewals, extensions and continuations (in whole or in part) thereof, together with all goodwill associated with the Intellectual Property.

         4.21. BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 4.21 lists the name of each bank, savings and loan, or other financial institution, in which BioQuest and Merger Sub have an account, including cash contribution accounts or safe deposit boxes, the names of all persons authorized to draw thereon or to have access thereto, and the names of any persons holding powers of attorney with respect to its business of BioQuest and Merger Sub.

         4.22. CORPORATE AND FICTITIOUS NAMES. Except as disclosed in SCHEDULE 4.22, (i) BioQuest and Merger Sub have not been known by or used any other corporate or fictitious name and (ii) BioQuest and Merger Sub have full right to the use of its name, free from any claim of infringement by any person.

         4.23. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
SCHEDULE 4.23, since
the Letter of Intent, BioQuest and Merger Sub have conducted its operations and business only in the ordinary course and have not:

         (a) suffered either any Material Adverse Effect with respect to its financial condition, results of operations or business or any other event or condition of any character that might reasonably be expected to have a Material Adverse Effect on its business or prospects, including any liability, loss, damage or expense outside the ordinary course of business;

         (b) suffered any loss or prospective loss of one or more dealers, suppliers or customers, or altered any contractual arrangement with any one or more of its dealers, suppliers or customers, the loss or alteration of which, either individually or in the aggregate, would have a Material Adverse Effect;

         (c) made any capital expenditure or commitments for the acquisition or construction of any single item of property, plant or equipment in excess of $1,000;

         (d) amended or terminated any lease, contract or material commitment to which BioQuest and Merger Sub is a party;

         (e) entered into any transaction not in the ordinary course of business or otherwise inconsistent in any respect with the past practices or conduct of its business of BioQuest and Merger Sub;

         (f) sold any accounts receivable, disposed of any inventories other than in the ordinary course of business or accrued any liabilities not in the ordinary course of business;

         (g) changed any material accounting principle, material procedure or material practice followed by BioQuest and Merger Sub;

         (h) incurred any indebtedness for borrowed money;

         (i) created, assumed or permitted to exist any lien, pledge, security interest, encumbrance or mortgage of any kind on any of the assets;

         (j) acquired the securities or substantially all of its assets of any other entity;

         (k) merged or consolidated with any entity;

         (l) established or agreed to establish any pension, retirement, profit-sharing, deferred compensation or other employee benefit or welfare plan for the employees of BioQuest and Merger Sub;

         (m) since December 31, 1999, entered into any employment or similar contract with any officer or employee, or granted any bonuses or salary increases to any officer or employee except for normal cost-of- living escalations related to increases in the Consumer Price Index;

         (n) amended in any material respect or terminated any plan or agreement concerning employee benefits or compensation or made awards or distributions under any such plan or agreement;

         (o) entered into any material contract (including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements) which (A) contain a grant or other transfer, whether present, retroactive, prospective, or contingent, by it of any rights in any Intellectual Property, or (B) contain a promise made by or to it to pay any lump sum or royalty or other payment or consideration with respect to the acquisition, practice or use of any Intellectual Property.

         4.24. COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed on SCHEDULE 4.24, to the best of their knowledge after reasonable inquiry, BioQuest and Merger Sub hold all permits, licenses, variances, exemptions, orders and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its business (the "BioQuest and Merger Sub Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub. BioQuest and Merger Sub are in compliance with the terms of BioQuest and Merger Sub Permits, except failures so to comply which, individually or in the aggregate, do not have and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub. BioQuest and Merger Sub are not in violation of, or in default under, any law or order of any governmental or regulatory authority except for violations which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub.

         4.25. COMPLIANCE WITH AGREEMENTS; CERTAIN AGREEMENTS. Except as set forth on SCHEDULE 4.25, neither BioQuest and Merger Sub, nor to the knowledge of BioQuest and Merger Sub, any other party thereto, is in breach or violation of, or in default in the performance or observance of any term or provision of and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (x) the Certificate of Incorporation or By- laws of BioQuest and Merger Sub or (y) any material contract to which BioQuest and Merger Sub is a party or by which BioQuest and Merger Sub or any of its assets or properties is bound, except in the case of clause (y) for breaches, violations and defaults which, individually or in the aggregate, do not and are not reasonably expected to have a Material Adverse Effect on BioQuest and Merger Sub.

         4.26. EMPLOYEE BENEFIT PLANS. BioQuest and Merger Sub do not have or contribute to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund or other benefits, whether oral or written.

         4.27. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by BioQuest and Merger Sub and its affiliates directly with BioQuest and Merger Sub, without the intervention of any person on behalf of BioQuest and Merger Sub in such manner as to give rise to any valid claim by any person against BioQuest and Merger Sub, BioQuest or Merger Sub for a finder's fee, brokerage commission or similar payment, except as specifically set forth in SCHEDULE 4.27.

         4.28. CONSENTS WITHOUT ANY CONDITION. BioQuest and Merger Sub has not made any agreement or reached any understanding not approved by BioQuest as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by this Agreement.

         4.29. TAX MATTERS.

         (a) Except as set forth in SCHEDULE 4.29, BioQuest and Merger Sub have filed all tax returns to be filed by applicable law prior to the Closing. All tax returns were (and, as to tax returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis. BioQuest and Merger Sub (x) have paid all taxes due, or claimed or asserted in writing by any taxing authority to be due, for the periods covered by such tax returns or (y) has duly and fully provided reserves (in accordance with GAAP) adequate to reflect all such taxes.

         (b) BioQuest and Merger Sub have established (and until the Closing will maintain) on its books and records reserves adequate to reflect all material taxes not yet due and payable. BioQuest and Merger Sub have made available to BioQuest and Merger Sub complete and accurate copies of all work papers associated with the calculation of BioQuest and Merger Sub's tax reserves.

         (c) There are no tax liens upon the assets of BioQuest and Merger Sub.

         (d) BioQuest and Merger Sub has not requested (and no request has been made on its behalf) any extension of time within which to file any material tax return.

         (e) (A) No income tax returns have been examined by any taxing authorities for any periods; and (B) no deficiency for any material taxes has been suggested, proposed, asserted, or assessed against BioQuest and Merger Sub that have not been resolved and paid in full.

         (f) No audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of BioQuest and Merger Sub.

         (g) To the extent requested by BioQuest and Merger Sub, BioQuest and Merger Sub have made available to BioQuest and Merger Sub (or, in the case of tax returns to be filed on or before the Closing, will make available) complete and accurate copies of all tax returns and associated work papers filed by or on behalf of BioQuest and Merger Sub for all taxable years ending on or prior to the Closing.

         (h) No agreements relating to allocating or sharing of any taxes have been entered into by BioQuest and Merger Sub.

         (i) BioQuest and Merger Sub has not entered into any transactions that could give rise to an understatement of Federal Income Tax.

         4.30. OSHA. Except as disclosed in SCHEDULE 4.30, during the five years immediately prior to the date of this Agreement, BioQuest and Merger Sub have not been cited for any violations of the Occupational Safety and Health Act of 1970, as amended, nor are there any citations pending as a result of inspections or for noncompliance with such Act. Except as otherwise provided in such Schedule, each of the conditions which resulted in the issuance of a citation has been abated or otherwise corrected to the satisfaction of the Occupational Safety and Health Administration as of the date of this Agreement.

         4.31. IMMIGRATION MATTERS. Except as set forth in SCHEDULE 4.31, BioQuest and Merger Sub have properly completed and maintained Forms I-9 on all persons who became employed by BioQuest and Merger Sub for the past three years, and any alien employee of BioQuest and Merger Sub is employed pursuant to a valid temporary work authorization. The Schedule lists the names of any alien employees who are required to have temporary work authorizations, the date of their employment and their job titles and responsibilities, and attached to such
Schedule is the Form I-9 for each such person.

         4.32. INFORMATION SUPPLIED. (a) Nothing in this Agreement or any Schedule, annex, certificate, document or statement in writing which has been supplied by or on behalf of BioQuest and Merger Sub, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. There is no fact known to BioQuest and Merger Sub which materially and adversely affects BioQuest and Merger Sub, which has not been set forth in this Agreement or in the Schedules, exhibits, annexes, certificates, documents or statements in writing furnished by BioQuest and Merger Sub in connection with the transactions contemplated by this Agreement.

         (b) In furtherance of the foregoing, from the execution of this Agreement until the Closing, BioQuest may attach, update and/or amend any BioQuest Schedules or Exhibits referenced to herein, provided that such Schedules or Exhibits have been agreed to in writing by all of the parties in accordance with Section 10.07.

                                  V. COVENANTS

         5.01. INFORMATION STATEMENT. BioQuest and Biokeys shall each distribute its own information statement, proxy statement or other disclosure statement for its respective stockholders to approve this Agreement and the transactions contemplated hereby and thereby (the "Information Statement"). Each of BioQuest and Biokeys agree to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. BioQuest will promptly advise Biokeys, and Biokeys will promptly advise BioQuest, in writing if at any time prior to the Effective Time either BioQuest or Biokeys shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, neither BioQuest nor Biokeys shall include in an Information Statement any information with respect to the others, the form and content of which information shall not have been approved by the other prior to such inclusion.

         5.02. STOCKHOLDER APPROVAL. BioQuest and Biokeys shall each promptly after the date hereof take all action necessary in accordance with DGCL and their respective Certificates of Incorporation and Bylaws to hold, as promptly as possible, special meetings of their respective stockholders, for the purpose of seeking approval of this Agreement and all transactions contemplated thereunder. In lieu of such meeting, either party may obtain written consents from its stockholders holding a majority of its outstanding shares for the purpose of seeking approval of this Agreement, provided that such consents comply with and are permitted under the applicable provisions of the DCGL.

         5.03. ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, BioQuest and Biokeys shall, during normal business hours, (i) give each other and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to their buildings, offices, and other facilities and to all their books and records, whether located on their premises or at another location; (ii) permit the other party to make such inspections as they may require; (iii) cause its officers to furnish the other party such financial, operating, technical and product data and other information with respect to the business and assets and properties of BioQuest and Biokeys as they from time to time may request, including financial statements and Schedules; (iv) allow each other the opportunity to interview their employees and other personnel with their prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with BioQuest, Merger Sub and Biokeys in implementation by the parties of the Merger; provided, however, that no investigation pursuant to this Section
5.03 shall affect or be deemed to modify any representation or warranty made by BioQuest and Biokeys herein. Materials furnished to BioQuest and Biokeys pursuant to this Section 5.03 may be used by each party for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

         5.04. PUBLIC DISCLOSURE. Unless otherwise required by law (including federal and state securities laws) prior to the Effective Time (in which case BioQuest and Biokeys shall have a prior opportunity to review and comment on the proposed disclosure), no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by BioQuest and Biokeys prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed.

         5.05. APPROVALS. Each of BioQuest and Biokeys shall use all commercially reasonable efforts required to obtain all approvals from governmental or regulatory authorities or under any of the contracts or other agreements as may be required for each of BioQuest and Biokeys, respectively, to participate in the Merger so as to preserve all rights of, and benefits to, each party, and each party shall provide the other with such assistance and information as is reasonably required to obtain such approvals.

         5.06. NOTIFICATION OF CERTAIN MATTERS. Biokeys shall give prompt notice to BioQuest, and BioQuest shall give prompt notice to Biokeys, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Biokeys, BioQuest or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of Biokeys, BioQuest or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice, or failure to do so, pursuant to this Section 5.06 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.07. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any government or regulatory authority or person required in connection with the Merger; provided, however, that no party shall be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.08. MAINTENANCE OF BUSINESS. From the date hereof until the Closing, BioQuest and Biokeys shall each use its diligent, good faith efforts, to cause each of BioQuest and Biokeys to carry on and preserve its respective business, goodwill and relationships with suppliers, employees, agents and others in substantially the same manner as it had been prior to the date hereof.

         5.09. CONDUCT OF BUSINESS; RESTRICTIONS. (a) From the date hereof until the Effective

Time, except as expressly permitted hereby, neither BioQuest nor Biokeys shall without the prior express written consent of the other (except as set forth in SCHEDULE 5.09):

         (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party, except in the ordinary course of business;

         (ii) issue, redeem, pledge, sell or repurchase any of is capital stock or securities convertible into its capital stock or grant or issue any options, warrants or rights to subscribe for its capital stock or securities convertible into its capital stock or commit to do any of the foregoing;

         (iii) enter into or terminate or amend any material agreement or arrangement, including, without limitation, any agreement concerning Intellectual Property;

         (iv) increase the compensation or bonuses payable or to become payable to any of its officers, employees or agents or adopt or amend any employee benefit plan or arrangement;

         (v) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will;

         (vi) pay any obligation or liability, fixed or contingent, other than current liabilities or except as such payment becomes due;

         (vii) cancel, without full payment, any note, loan or other obligation owing to it, or waive any rights of material value;

         (viii) acquire or dispose of any properties, assets or business except in the ordinary course of its business;

         (ix) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against its properties or assets other than in the ordinary course of business consistent with its past practices;

         (x) make or adopt any change in its Certificate of Incorporation or Bylaws as in force and effect on the date hereof;

         (xi) declare or pay any dividends on or make any other distributions in respect of any shares of its capital stock; or

         (xii) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any plan, agreement or arrangement to any officer, director or employee.

         (b) From the date hereof until the Effective Time, except as expressly permitted hereby, each of BioQuest and Biokeys shall, unless otherwise expressly consented to in writing by the other:

         (i) maintain its existing insurance policies, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies;

         (ii) accurately maintain its books and records consistent with past practices and policies;

         (iii) maintain in good condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws, regulations and agreements, all assets owned, leased, licensed or operated, as the case may be, by it;

         (iv) observe and perform, and remain in compliance with, all obligations in agreements and contracts the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect, and not enter into any agreements or contracts which would require payments of more than Five Thousand Dollars ($5,000) over any period of twelve (12) months; and

         (v) maintain compliance with the terms and conditions of all material contracts or licenses held by it or under which it operates or conducts its business and use its best efforts to maintain all such material contracts and licenses in full force and effect.

         5.10. CONFIDENTIALITY. Each party will cause its directors, affiliates, officers, employees or authorized representatives to hold in strict confidence, and not disclose to any third party, without prior written consent of the other party, all confidential information received by it in connection with the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein.

         5.11. DIRECTORS' AND OFFICERS' INSURANCE. BioQuest shall, as soon as possible, after the Effective Time, apply for, use its best efforts to obtain, and maintain in effect, directors and officers liability insurance in a face amount of at least $3,000,000. BioQuest acknowledges that the directors and officers of Biokeys and the directors and officers of BioQuest prior to the Effective Time have a right to indemnification under the respective Certificates of Incorporation and By-laws of each corporation and under the DCGL, and BioQuest shall not limit or interfere with such rights, and BioQuest shall take such actions, to indemnify each director and officer of Biokeys and its subsidiaries, against all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgements, and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective
Time), to the same extent, the same time and on the same bases that BioQuest is obligated to indemnify, or actually indemnifies, the directors and officers of BioQuest, subject to the applicable terms of the DGCL.

         5.12. NECESSARY ACTIONS. BioQuest, Merger Sub and Biokeys shall use all commercially reasonable efforts to promptly take all actions and make all filings required by the Internal Revenue Code or otherwise, in order to cause the Merger to be treated as a "tax-free" reorganization under the Internal Revenue Code.

         5.13. AGREEMENT AMONG STOCKHOLDERS. At the Closing, the parties will cause the stockholders listed in SCHEDULE 5.13 to enter into a shareholder's agreement providing that, until the earlier of (a) the first anniversary of the Effective Time and (b) the consummation of a public or private offering by BioQuest in a gross amount of at least $5,000,000, each such shareholder, in any and all elections of directors of BioQuest (whether at a meeting or by written consent in lieu of a meeting), shall vote or cause to be voted all shares owned by him or it, or over which he or it has voting control, and otherwise use his or its respective best efforts, to cause the election as directors of BioQuest of the persons described in Section 2.03(c).

         5.14. INTERIM FINANCING. From the date of this Agreement until the Effective Time, the parties shall cooperate in the undertaking of, and Biokeys shall assist BioQuest in conducting, a private placement offering to a limited number of accredited investors, for the purpose of providing interim financing in an aggregate amount of $840,000. Such financing shall take the form of an issuance and sale by BioQuest of its subordinated promissory notes, convertible into shares of BioQuest Common Stock. The parties intend that 50% of the proceeds of such financing shall be derived from sources originated by BioQuest and 50% from sources originated by Biokeys and, on such assumption, 50% of the total proceeds of such financing shall be loaned by BioQuest to Biokeys, such loan to be evidenced by a promissory note to be issued to BioQuest by Biokeys in the form annexed as SCHEDULED 5.14.

                   VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF

                             BIOQUEST AND MERGER SUB

         The obligations of BioQuest and Merger Sub to consummate the Merger, perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by BioQuest:

         6.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Biokeys contained herein (including applicable Exhibits or Schedules to the Agreement) shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date as though made on that date.

         6.02. PERFORMANCE OF AGREEMENTS. Biokeys shall have performed in all material respects all obligations and agreements and complied with all covenants contained in this Agreement or any other agreements to be performed and complied with by them at or prior to the Closing.

         6.03. OPINION OF COUNSEL FOR BIOKEYS. BioQuest shall have received the opinion of Camhy Karlinsky & Stein, LLP, counsel for Biokeys, dated the Closing Date, substantially in the form of Exhibit A, to be attached hereto as set forth in Section 3.32.

         6.04. COMPLIANCE CERTIFICATE. BioQuest shall have received a certificate of the President and the Chief Financial Officer of Biokeys, dated the Closing Date, in form and substance satisfactory to BioQuest, certifying that the conditions to the obligations of BioQuest in Sections 6.01, 6.02, 6.05 and 6.06 have been fulfilled.

         6.05. MATERIAL ADVERSE CHANGE. Since the date of this Agreement and through the Closing, there shall not have occurred any Material Adverse Effect on Biokeys.

         6.06. APPROVALS AND CONSENTS. All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of Biokeys, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         6.07. PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE. All corporate and other proceedings in connection with the transactions contemplated hereby and by any other agreement, and all documents and instruments incident to such transactions, shall have been approved by BioQuest's counsel. BioQuest shall have received a certificate of the Secretary of Biokeys, in form and substance satisfactory to BioQuest, as to the authenticity and effectiveness of the actions of the Board of Directors and shareholders of Biokeys authorizing the Merger, the transactions contemplated by this Agreement and the other agreements, and copies of Biokeys' Articles of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of Biokeys, shall be attached to such certificate.

         6.08. COMPLIANCE WITH LAWS. The consummation of other transactions contemplated by this Agreement and any other agreements shall be legally permitted by all laws and regulations to which BioQuest or Biokeys is subject.

         6.09. SHAREHOLDER APPROVAL. The principal terms of this Agreement and the transactions contemplated therein shall have been approved by the holders of not less than a majority (or such higher percentage as required by Biokeys' Articles of Incorporation) of each class of Biokeys capital stock.

         6.10. LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

         6.11. EMPLOYMENT ARRANGEMENTS. At or prior to the Closing, BioQuest shall enter into an employment agreement with Nicholas Jon Virca, as President and Chief Executive Officer, which shall be effective as of the Effective Time and shall be satisfactory in form and substance to the parties thereto.

         6.12. CONSENTS TO THE MERGER. SCHEDULE 3.07 lists certain agreements, leases, notes or other documents identified that by their terms require consent. Unless otherwise set forth in SCHEDULE 3.07, Biokeys shall have received and shall have delivered to BioQuest or its counsel written consents to the Merger from each of the parties (other than Biokeys) to such agreements, leases, notes or other documents, which consents shall be reasonably satisfactory in all respects to BioQuest.

         6.13. DELIVERY OF FINANCIAL STATEMENTS. Biokeys shall deliver to BioQuest the Biokeys Financial Statements not later than five business days prior to Closing.

         6.14. SATISFACTORY DUE DILIGENCE. All due diligence matters concerning Biokeys, including, without limitation, the form and substance of material agreements, organization documents, by-laws, financial statements, technology licenses, and other documents, and the nature and extent of indebtedness (whether or not funded) and capitalization, shall be satisfactory in form and substance to BioQuest and its counsel.

         6.15. OPINION OF TAX COUNSEL. BioQuest and Biokeys shall have received an opinion from tax counsel acceptable to all parties, dated as of the Closing Date, in form and substance reasonably satisfactory to all parties, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for federal income tax purposes, the Merger will constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, chosen tax counsel may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties or others; provided, however, that the cost of obtaining such tax opinion shall be reasonable and shall be borne by BioQuest.

                   VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF

                                     BIOKEYS

         The obligations of Biokeys to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Biokeys.

         7.01. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BioQuest and Merger Sub contained herein shall have been true and correct in all material respects when made and, except for (a) changes contemplated by this Agreement and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date as though made on that date.

         7.02. PERFORMANCE OF AGREEMENTS. BioQuest and Merger Sub shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by them at or prior to the Closing.

         7.03. OPINION OF COUNSEL. Biokeys shall have received the opinion of Bresler Goodman & Unterman, LLP, counsel for BioQuest and Merger Sub, dated the Closing Date, substantially in the form of Exhibit C, to be attached hereto as set forth in Section 4.32.

         7.04. COMPLIANCE CERTIFICATE. Biokeys shall have received a certificate of an officer of BioQuest, dated the Closing Date, substantially in form and substance satisfactory to Biokeys, certifying that the conditions to the obligations of Biokeys in Section 7.01, 7.02, 7.05 and 7.06 have been fulfilled.

         7.05. LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

         7.06. MATERIAL ADVERSE CHANGE. Since the date of this Agreement and through the Closing, there shall not have occurred any Material Adverse Effect on BioQuest. Changes in the trading prices of BioQuest Common Stock shall not be deemed to have a BioQuest Material Adverse Effect under this Agreement.

         7.07. APPROVALS AND CONSENTS. All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby or for the continued operation of Biokeys, shall have been obtained, and all waiting periods specified by law shall have passed. All other consents, approvals and notices referred to in this Agreement shall have been obtained or delivered.

         7.08. COMPLIANCE WITH LAWS. The consummation of other transactions contemplated by this Agreement shall be legally permitted by all laws and regulations to which BioQuest or Biokeys are subject.

         7.09. SHAREHOLDER APPROVAL. The principal terms of this Agreement and the transactions contemplated therein shall have been approved by the holders of not less than a majority (or such higher percentage as required by BioQuest's Certificate of Incorporation) of each class of BioQuest capital stock.

         7.10. EMPLOYMENT ARRANGEMENTS. BioQuest shall enter into an employment agreement with Warren C. Lau ("Mr. Lau"), as Vice President, Finance and Chief Financial Officer, on terms substantially similar to the terms of Mr. Lau's present employment agreement with BioQuest in the forms attached hereto as Exhibit D.

         7.11. SATISFACTORY DUE DILIGENCE. All due diligence matters concerning BioQuest, including, without limitation, the form and substance of material agreements, organization documents, by-laws, financial statements, technology licenses, and other documents, and the nature and extent of indebtedness (whether or not funded) and capitalization, shall be satisfactory in form and substance to Biokeys and its counsel.

         7.12. PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE. All corporate and other proceedings in connection with the transactions contemplated hereby and by any other agreement, and all documents and instruments incident to such transactions, shall have been approved by Biokeys' counsel. Biokeys shall have received a certificate of the Secretary of BioQuest, in form and substance satisfactory to Biokeys, as to the authenticity and effectiveness of the actions of the Board of Directors and shareholders of BioQuest authorizing the Merger, the transactions contemplated by this Agreement and the other agreements, and copies of BioQuest's Articles of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of BioQuest, shall be attached to such certificate.

         7.13. CONSENTS TO THE MERGER. SCHEDULE 4.07 lists certain agreements, leases, notes or other documents identified that by their terms require consent. Unless otherwise set forth in SCHEDULE 4.07, BioQuest shall have received and shall have delivered to Biokeys or its counsel written consents to the Merger from each of the parties (other than BioQuest) to such agreements, leases, notes or other documents, which consents shall be reasonably satisfactory in all respects to Biokeys.

         7.14. DELIVERY OF FINANCIAL STATEMENTS. BioQuest shall deliver to Biokeys the BioQuest Financial Statements not later than five business days prior to Closing.

         7.15. OPINION OF TAX COUNSEL. BioQuest and Biokeys shall have received an opinion from tax counsel acceptable to all parties, dated as of the Closing Date, in form and substance reasonably satisfactory to all parties, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for federal income tax purposes, the Merger will constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, chosen tax counsel may receive and rely upon representations including those contained in this Agreement or in certificates of officers of the parties or others; provided, however, that the cost of obtaining such tax opinion shall be reasonable and shall be borne by BioQuest.

                     XIII. TERMINATION, AMENDMENT AND WAIVER

         8.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of Biokeys or BioQuest):

         (a) by mutual written consent;

         (b) by either Biokeys or BioQuest, if the Merger has not been consummated by July 5, 2000; provided, however, that the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either Biokeys or BioQuest, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining BioQuest, Merger Sub or Biokeys from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

         (d) by Biokeys, in the event of a material breach by BioQuest of any representation, warranty or agreement contained herein which has not been cured or is not curable by July 5, 2000;

         (e) by BioQuest, in the event of a material breach by Biokeys of any representation, warranty or agreement contained herein which has not been cured or is not curable by July 5, 2000; or

         (f) the failure to obtain the stockholder approval of either Biokeys' stockholders or BioQuest's stockholders as set forth in Section 5.02 by July 5, 2000.

         8.02. EFFECT OF TERMINATION. If this Agreement is validly terminated by Biokeys, BioQuest or Merger Sub pursuant to Section 8.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either BioQuest, Merger Sub or Biokeys (or any of their respective officers, directors, representatives, or affiliates), except that nothing contained herein shall relieve BioQuest, Merger Sub or Biokeys from liability for willful or intentional breach of their respective obligations contained in the Agreement or for fraud.

         8.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of Biokeys' shareholders; but after such approval, however, no amendment will be made which by applicable law requires the further approval of Biokeys' shareholders without obtaining such further approval.

         8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                        IX. SURVIVAL AND INDEMNIFICATION

         9.01. SURVIVAL. All representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of 18 months after the Effective Time (the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 10.02 hereof; provided, however, that any claim based on Section 3.29 and 4.29 shall survive until the end of the applicable statute of limitations. The covenants and agreements contained in this Agreement shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         9.02. INDEMNIFICATION BY BIOKEYS. Biokeys shall indemnify and hold harmless BioQuest and Merger Sub, and their respective officers, directors, employees, successors and assigns in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by BioQuest and Merger Sub or such other persons (collectively "Damages") resulting from the breach of any of the representations, warranties or agreements made by Biokeys in this Agreement.

         9.03 INDEMNIFICATION BY BIOKEYS PRINCIPALS. By their separate signatures to this Agreement, Dr. Francis O'Donnell, Jr., M.D., Thomas DePetrillo and Nicholas Jon Virca (the "Biokeys Principals") agree, jointly and severally, to indemnify and hold harmless BioQuest and Merger Sub, and their respective officers, directors, employees, successors and assigns, from and against any and all Damages arising out of any inaccuracy or breach of any representation, warranty or covenant by Biokeys relating to (i) any funded or unfunded indebtedness of Biokeys or (ii) any contractual obligation of Biokeys.

         9.04. INDEMNIFICATION BY BIOQUEST AND MERGER SUB. Each of BioQuest and Merger Sub, jointly and severally, shall indemnify and hold harmless Biokeys and its officers, directors and employees, in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, fines, penalties, interest, and damages, whether or not arising out of any claim, action, suit or other proceeding (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by Biokeys or such other persons (collectively, "Damages") resulting from the breach of any of the representations, warranties or agreements made by BioQuest and Merger Sub in this Agreement.

         9.05 INDEMNIFICATION BY BIOQUEST PRINCIPALS. (a) By their separate signatures to this Agreement, Louis R. Reif and Warren C. Lau (the "BioQuest Principals") agree jointly and severally, to indemnify and hold harmless Biokeys, and its officers, directors and employees, from and against any and all Damages arising out of any inaccuracy or breach of any representation, warranty or covenant by BioQuest or Merger Sub relating to (i) any funded or unfunded indebtedness of BioQuest or Merger Sub or (ii) any contractual obligation of BioQuest or Merger Sub in this Agreement.

         9.06 LIMITATIONS ON INDEMNIFICATION.

         Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to any claim for indemnification asserted by any party to this Agreement or by any other person or entity under the provisions of this Article IX:

         (a) No right of indemnification shall arise in respect of any Damages based on a transaction, event or incident occurring more than one year prior to the date of this Agreement.

         (b) No right of indemnification shall arise in respect of any Damages based on any claim, action, suit or other proceeding initiated more than one year after the Effective Time.

         (c) The maximum liability of Biokeys or any Biokeys Principals, or of BioQuest or Merger Sub or any BioQuest Principals, for Damages under any indemnification provision of this Agreement shall not exceed the amounts available and proceeds generated (whether in cash or in securities) from an Indemnification Fund as defined and to be established and administered as set forth in Section 9.07 below.

         9.07 INDEMNITY FUND; ESCROW.

         In order to secure the indemnification obligations set forth in this
Article IX, the parties agree that an indemnification fund (the "Indemnification Fund") shall be established and administered, consisting initially of shares of BioQuest Common Stock to be deposited in escrow by the Biokeys Principals and the BioQuest Principals, respectively, as follows:

         (a) Upon consummation of the Merger, two Biokeys Principals, Dr. Francis O'Donnell, Jr. and Thomas DePetrillo, will jointly deposit in escrow for the benefit of BioQuest and Merger Sub and their respective officers, directors and employees (the "Escrowed Biokeys Shares"), an aggregate of 250,000 shares out of the total number of shares of BioQuest Common Stock to be received by such Biokeys Principals as a result of the Merger. The Escrowed Biokeys Shares will be held as security for the performance of indemnification obligations in favor of BioQuest and Merger Sub and their respective officers, directors, employees and successors and assigns as set forth in Sections 9.02 and 9.03 above, and shall be administered, applied, disbursed and distributed, as set forth in a separate escrow agreement ("the Biokeys Escrow Agreement"), to be executed and delivered at the Closing by the parties and by counsel to BioQuest and counsel to Biokeys as joint escrow agents, in the form annexed to this Agreement as Exhibit C.

         (b) Upon consummation of the Merger, the BioQuest Principals will jointly deposit in escrow, for the benefit of Biokeys and its officers, directors and employees (the "Escrowed BioQuest Shares"), an aggregate of 250,000 shares out of the total number of shares of BioQuest Common Stock to be retained and held by such BioQuest Principals immediately prior to the Effective Time. The Escrowed BioQuest Shares will be held as security for the performance of indemnification obligations in favor of Biokeys and its officers, directors and employees as set forth in Sections 9.04 and 9.05 above, and shall be administered, applied, disbursed and distributed, as set forth in a separate escrow agreement ("the BioQuest Escrow Agreement"), to be executed and delivered at the Closing by the parties and by counsel to BioQuest and counsel to Biokeys as joint escrow agents, in the form annexed to this Agreement as Exhibit D.

         (c) At the termination of the Biokeys Escrow Agreement, any Escrowed Biokeys Shares not previously applied or required to be applied to satisfy indemnification obligations under the provisions of Sections 9.02 or 9.03 above shall be returned to the Biokeys Principals contributing such Shares in the same proportion in which such Shares were contributed by each such Biokeys Principal at the Closing. At the termination of the BioQuest Escrow Agreement, any Escrowed BioQuest Shares not previously applied or required to be applied to satisfy indemnification obligations under the provisions of Sections 9.04 or
9.05 above shall be returned to the BioQuest Principals contributing such Shares in the same proportion in which such Shares were contributed by each such BioQuest Principal at the Closing.

         9.08 INDEMNIFICATION PROCEDURE FOR CLAIMS. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify in writing the other party or parties (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim; provided, that the indemnified party's failure to give such written notice shall not affect any rights or remedies of an indemnified party hereunder with respect to indemnification for damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the written notice to the indemnifying party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the indemnifying party (which shall not be unreasonably withheld), unless suit shall have been instituted against it and the indemnifying party shall not have taken control of and conducted in a diligent manner the defense of such suit after notification thereof as provided in this Agreement.

         9.09 DEFENSE BY INDEMNIFYING PARTY. In connection with any claim giving rise to an indemnification right hereunder or resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if it acknowledges to the indemnified party in writing its obligations to indemnify the indemnified party with respect to all elements of such claim, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. If the indemnifying party acknowledges in writing as specified above that it shall assume the defense of any such action, then the indemnifying party shall keep the indemnified party informed with respect to the defense of such action and the indemnified party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If (A) the indemnifying party does not acknowledge in writing as specified above that it shall assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom, or (B) the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from, or, additional to those available to the indemnifying party or other indemnified parties with respect to such claim or litigation, then, (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, without limitation, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (ii) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove by a preponderance of the evidence that the indemnified party did not defend or settle such third party claim in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provisions of relevant documents as may be reasonably requested by the indemnifying party; provided, that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable attorneys' fees, incurred in connection with such cooperation by the indemnified party.

                                X. MISCELLANEOUS.

         10.01. EXPENSES. Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own respective fees and expenses incident to the negotiation, preparation and execution of this Agreement (including legal and accounting fees and expenses).

         10.02. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested or sent by Federal Express, express mail or similar overnight delivery or courier service or delivered, or delivered by telecopy, and confirmed by another notification method permitted hereunder, at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.02) with copies (which copies shall not constitute notice) as follows:

         If to Biokeys:             Biokeys, Inc.
                                    9948 Hilbert St.
                                    Suite 100
                                    San Diego, CA 92131
                                    Attn: Nicholas Jon Virca

         With a copy to:            Camhy Karlinsky & Stein LLP
                                    1740 Broadway, 16th Floor
                                    New York, NY 10019
                                    Attn: Michael B. Kupin, Esq.

         If to BioQuest or

         Merger Sub:                BioQuest, Inc.
                                    333 N. Sam Houston Parkway,
                                    Suite 1035
                                    Houston, TX 77060
                                    Attention: Warren Lau, President

         With a copy to:            Bresler Goodman & Unterman LLP
                                    521 Fifth Avenue
                                    28th Floor
                                    New York, NY 10175
                                    Attn:  Seymour Bucholz, Esq.

Any notice or other communication given by certified mail shall be deemed given three business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10.02 shall be deemed given at the time of receipt hereof.

         10.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES) EXCEPT TO THE EXTENT MANDATORILY GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. BIOQUEST AND BIOKEYS AND ALL OTHER SIGNATORIES HERETO EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. ALL DISPUTES ARISING UNDER THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN SUCH STATE COURT OR SUCH FEDERAL COURT. THE SIGNATORIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR IMPROPER VENUE TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         10.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         10.05. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the signatories hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         10.06. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.07. ENTIRE AGREEMENT. This Agreement (including all Exhibits and Schedules) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         10.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

         10.09. WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto as of the date first above written.

                                          BIOQUEST, INC.


                                          By: /s/ LOUIS R. REIF
                                             -----------------------------------
                                                   Louis R.  Reif
                                                   Chief Executive Officer

                                          BIOQUEST ACQUISITION CORP.


                                          By: /s/ LOIS R. REIF
                                              ----------------------------------
                                                   Louis R.  Reif
                                                   Chief Executive Officer

                                          BIOKEYS, INC.


                                          By: /s/ NICHOLAS JON VIRCA
                                             -----------------------------------
                                                   Nicholas Jon Virca
                                                   President

Agreed as to Sections 9.05 and 9.07:
BioQuest Principals:


 /s/ LOUIS R. REIF
---------------------------------------------------
Louis R. Reif


 /s/ WARREN C. LAU
-------------------------------------------------
Warren C. Lau


Agreed as to Sections 9.03 and 9.07:
Biokeys Principals:


 /s/ NICHOLAS JOHN VIRCA
-------------------------------------------------

Nicholas Jon Virca


 /s/ DR. FRANCIS O'DONNELL, JR., M.D.
-------------------------------------------------
Dr. Francis O'Donnell, Jr., M.D.


 /s/ THOMAS DEPETRILLO
-------------------------------------------------
Thomas DePetrillo


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